                                                Filed Pursuant to Rule 424(b)(3)
                                                       Registration No. 33-97740
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                              THERATX, INCORPORATED

                             -----------------------
                     SUPPLEMENT NO. 28 DATED MARCH 10, 1997
                        TO PROSPECTUS DATED APRIL 5, 1996
                                       AND
                        SUPPLEMENTS NO. 01 THROUGH NO. 27
                              DATED APRIL 12, 1996
                                     THROUGH
                                  MARCH 3, 1997

         This Supplement is part of and should be read in conjunction with the Prospectus of TheraTx, Incorporated, a Delaware corporation, dated April 5, 1996, and the Supplements thereto dated April 12, 1996 through March 10, 1997 (the "Prospectus"). Capitalized terms used but not defined in this Supplement have the meanings given to them in the Prospectus. The information presented herein either supersedes and/or adds to similar information included in the Prospectus.

         The information contained under the caption "Selling Noteholders" appearing on page 15 of the Prospectus is hereby supplemented to include the principal amount of Notes beneficially owned by the Selling Noteholder[s] named below (the "Beneficial Noteholder[s]") and, assuming conversion of the Notes, the number of shares which will be beneficially owned by the Beneficial Noteholder[s].

                                                        PRINCIPAL                 NUMBER OF
                                          PRINCIPAL     AMOUNT OF    PERCENT OF     SHARES       NUMBER OF    PERCENT OF
                                          AMOUNT OF    NOTES BEING  OUTSTANDING  ISSUABLE UPON  SHARES BEING OUTSTANDING
                NAME                   OF NOTES OWNED    OFFERED        NOTES    CONVERSION(1)    OFFERED      SHARES(2)
-------------------------------------  --------------  -----------  -----------  -------------  ------------ -----------
Forum Capital Markets                    $  800,000     $  800,000       * %        33,333         33,333         * %
Robertson, Stephens & Co.                 1,500,000      1,500,000      1.5         62,500         62,500         *
Donaldson, Lufkin & Jenrette              3,621,000      3,621,000      3.6        150,875        150,875         *
Robertson, Stephens & Co.                 1,000,000      1,000,000      1.0         41,666         41,666         *
Robertson, Stephens & Co.                   500,000        500,000       *          20,833         20,833         *
McMahan Securities Co., L.P.                725,000        725,000       *          30,208         30,208         *
McMahan Securities Co., L.P.                665,000        665,000       *          27,708         27,708         *
Robertson, Stephens & Co.                   250,000        250,000       *          10,416         10,416         *
Robertson, Stephens & Co.                   750,000        750,000       *          31,250         31,250         *
Eaton Vance                                 500,000        500,000       *          20,833         20,833         *
Donaldson, Lufkin & Jenrette                514,000        514,000       *          21,416         21,416         *
NBD Bank                                    430,000        430,000       *          17,916         17,916         *
Boston Safe                                 970,000        970,000       *          40,416         40,416         *
Sanwa Bank                                  850,000        850,000       *          35,416         35,416         *
Salomon Brothers                            250,000        250,000       *          10,416         10,416         *
Northern Trust                              275,000        275,000       *          11,458         11,458         *
Forum Capital Markets                     1,500,000      1,500,000      1.5         62,500         62,500         *
Robertson, Stephens & Co.                 2,000,000      2,000,000      2.0         83,333         83,333         *
Liberty View Plus Fund                      250,000        250,000       *          10,416         10,416         *
Paresco, Inc.                               600,000        600,000       *          25,000         25,000         *
Eaton Vance                               1,000,000      1,000,000      1.0         41,666         41,666         *
Fidelity Convertible Securities Fund      3,000,000      3,000,000      3.0        125,000        125,000         *

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
                                                        PRINCIPAL                 NUMBER OF
                                          PRINCIPAL     AMOUNT OF    PERCENT OF     SHARES       NUMBER OF    PERCENT OF
                                          AMOUNT OF    NOTES BEING  OUTSTANDING  ISSUABLE UPON  SHARES BEING OUTSTANDING
                NAME                   OF NOTES OWNED    OFFERED        NOTES    CONVERSION(1)    OFFERED      SHARES(2)
-------------------------------------  --------------  -----------  -----------  -------------  ------------ -----------
Fidelity Management Trust Co.            2,000,000      2,000,000       2.0         83,333         83,333          *
Fidelity Management Trust Co.            1,500,000      1,500,000       1.5         62,500         62,500          *
Alleanza Assicurazioni                     500,000        500,000        *          20,833         20,833          *
Fidelity Management Trust Co.            1,000,000      1,000,000       1.0         41,666         41,666          *
Fidelity Management Trust Co.            1,000,000      1,000,000       1.0         41,666         41,666          *
Eaton Vance                              1,000,000      1,000,000       1.0         41,666         41,666          *
Eaton Vance                              1,000,000      1,000,000       1.0         41,666         41,666          *
Eaton Vance                              1,500,000      1,500,000       1.5         62,500         62,500          *
Robertson, Stephens & Co.                9,235,000      9,235,000       9.2        384,791        384,791         1.9
CNA Insurance Co.                          500,000        500,000        *          20,833         20,833          *
Fidelity Management Trust Co.              150,000        150,000        *           6,250          6,250          *
Fidelity Management Trust Co.            1,100,000      1,100,000       1.1         45,833         45,833          *
Fidelity Management Trust Co.              250,000        250,000        *          10,416         10,416          *
Fidelity Investments                     1,000,000      1,000,000       1.0         41,666         41,666          *
Fidelity Management Trust Co.              320,000        320,000        *          13,333         13,333          *
Fidelity Investments                       600,000        600,000        *          25,000         25,000          *
Fidelity Investments                       840,000        840,000        *          35,000         35,000          *
Fidelity Investments                     1,900,000      1,900,000       1.9         79,166         79,166          *
Fidelity Investments                     1,680,000      1,680,000      1.68         70,000         70,000          *
Robertson, Stephens & Co.                3,900,000      3,900,000       3.9        162,500        162,500          *
First Albany Corporation                   500,000        500,000        *          20,833         20,833          *
Fidelity Management Trust Co.              320,000        320,000        *          13,333         13,333          *
Fidelity Management Trust Co.              160,000        160,000        *           6,666          6,666          *
Fidelity Investments                     1,680,000      1,680,000      1.68         70,000         70,000          *
Fidelity Management Trust Co.              200,000        200,000        *           8,333          8,333          *
Salomon Brothers                           200,000        200,000        *           8,333          8,333          *
Fidelity Investments                     1,800,000      1,800,000      1.80         75,000         75,000          *
Salomon Brothers                         2,800,000      2,800,000       2.8        116,666        116,666          *
Fidelity Management Trust Co.              220,000        220,000        *           9,166          9,166          *
Fidelity Management Trust Co.              780,000        780,000        *          32,500         32,500          *
Fidelity Investments                       780,000        780,000        *          32,500         32,500          *
Fidelity Investments                     3,380,000      3,380,000      3.38        140,833        140,833          *
Fidelity Management Trust Co.              920,000        920,000        *          38,333         38,333          *
Robertson, Stephens & Co.                3,680,000      3,680,000      3.68        153,333        153,333          *
Robertson, Stephens & Co.                  500,000        500,000        *          20,833         20,833          *
Eaton Vance                                500,000        500,000        *          20,833         20,833          *
Robertson, Stephens & Co.                2,600,000      2,600,000       2.6        108,333        108,333          *
Robertson, Stephens & Co.                6,000,000      6,000,000       6.0        250,000        250,000          *
McMahan Securities Co. L.P.                 50,000         50,000        *           2,083          2,083          *
Robertson, Stephens & Co.                4,540,000      4,540,000      4.54        189,166        189,166          *
Alleanza Assicurazioni                   3,000,000      3,000,000       3.0        125,000        125,000          *
Robertson, Stephens & Co.                1,250,000      1,250,000      1.25         52,083         52,083          *
McMahan Securities Co. L.P.                 35,000         35,000        *           1,458          1,458          *
GAMCO Investors, Inc.                      104,500        104,500        *           4,354          4,354          *
ABSBC-GAMCO Investors                      800,000        800,000        *          33,333         33,333          *

*    Less than 1%
(1)  Assumes initial conversion price of $24 per share.
(2) Based on shares of record outstanding at September 30, 1996. Outstanding shares do not include any Shares which may be issued upon conversion of the Notes.